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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 15, 2004 (March 12, 2004)

ALLOS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

000-29815
(Commission File Number)

Delaware	54-1655029
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

11080 CirclePoint Road, Suite 200
Westminster, Colorado 80021
(Address of principal executive offices and Zip Code)

(303) 426-6262
Registrant's telephone number, including area code

Item 5. Other Events and Required FD Disclosure.

        On March 12, 2004, Allos Therapeutics, Inc., a Delaware corporation (the "Company"), issued a press release announcing that the Oncologic Drugs Advisory Committee of the U.S. Food and Drug Administration ("FDA") plans to review the Company's investigational radiation sensitizer, RSR13 (efaproxiral) on May 3, 2004. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information And Exhibits

  (c)
  Exhibits

  99.1
  Press Release, dated March 12, 2004, entitled "Allos NDA To Be Reviewed by FDA Advisory Committee."

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 15, 2004

ALLOS THERAPEUTICS, INC.
By:	/s/ MICHAEL E. HART Michael E. Hart
Its:	President and Chief Executive Officer

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  Item 5. Other Events and Required FD Disclosure.
  Item 7. Financial Statements, Pro Forma Financial Information And Exhibits
SIGNATURE